                                                                   EXHIBIT 10.42









                             DISTRIBUTION AGREEMENT


                             Dated November             1995



                             Parties

                             SYSTEM BUILDER SOFTWARE LIMITED

                             S B TECH PTY LIMITED

                             DESMOND MILLER











                             Deacon Graham & James
                             Sydney
                             Our ref:  Roderick MacKinnon:  Stan Kalinko

DISTRIBUTION AGREEMENT made          November                1995

PARTIES SYSTEM BUILDER SOFTWARE LIMITED a company incorporated in the Isle of Man of
                  ("System Builder Software")

AND               S B TECH PTY LIMITED ACN 002 957 128
                  of Level 18, Bondi Junction Plaza II, 500 Oxford Street, Bondi Junction, Sydney in the State of New South Wales (the "Distributor")

AND               DESMOND MILLER of Level 18, Bondi Junction Plaza II,
                  500 Oxford Street, Bondi Junction, Sydney in the State of New South Wales
                  ("Desmond Miller")

INTRODUCTION

A. The Distributor has distributed the Licensed Programs in the Territory on an exclusive basis of over 10 years pursuant to an oral agreement, initially with Atech System Builder Limited to the UK, the System Building Corporation Limited, thereafter System Builder Holdings Limited of Ireland and now with System Builder Software of the Isle of Man.

B. System Builder Software and the Distributor wish to formalize the grant of license to the Distributor and the distribution arrangements in accordance with the terms and conditions contained herein.

IT IS AGREED

1.   DEFINITIONS

1.1  In this Agreement, the following definitions apply:

     (1) "AGREEMENT" means this document including any Schedule or Annexure to it;

     (2) "ALF" means the annual maintenance or annual license charges (net of Taxes) received by the Distributor from any of its Customers in addition to the Initial License Fees in respect of the Licensed Programs which ALFs are intended to cover the cost of maintenance and Enhancements;

     (3) "ASSOCIATED DOCUMENTATION" means operating manuals including users' manuals, programming manuals, modification manuals, flow charts, drawings and software listings which are designed to assist or supplement the understanding or application of the Licensed Programs and which are supplied from time to time by System Builder Software.

     (4)  "COMMENCEMENT DATE" means the date hereof;

     (5) "CPI" means the weighted average of the Consumer Price Index (All Groups) for Sydney published by the Australian Bureau of Statistics or, in the event that such index is discontinued, such index as may replace it;

     (6) "CUSTOMERS" means all Dealers, End Users or other customers (including value added resellers) of the Distributor who are or have been supplied with a copy or copies of the Licensed Programs;

     (7) "DEALER" means any person who is validly appointed by the Distributor as a dealer pursuant to a Dealership Agreement with the right to receive copies of the Licensed Programs from the Distributor for the purpose of distribution to End Users;

     (8) "DEALERSHIP AGREEMENT" means the agreement containing the terms and conditions upon which a Dealer may receive copies of the Licensed Programs from the Distributor substantially in the form as set out in
          Schedule 2 to this Agreement;

     (9) "END USER" means any person who has acquired an end user license from the Distributor or a Dealer to use any of the Licensed Programs in accordance with an End User License Agreement.

     (10) "END USER LICENSE AGREEMENT" means the license to be executed by an End User or deemed to be accepted by an End User in accordance with a shrinkwrap or on-line license containing the terms and conditions upon which an End User may use any of the Licensed Programs substantially in the form as set out in Schedule 3 to this Agreement;

     (11) "ENHANCEMENTS" means all:

          (a) adaptations, additions, advancements, refinements, modifications, upgrades, updates, enhancements and corrections relating to or connected with;

          (b)  new releases of; and

          (c)  substitutes of

          any of the computer programs referred to in paragraph (a) of the definition of Licensed Programs;

     (12) "EXPLOIT" means to license or sub-license (known colloquially as the sale of a license or sub-license), promote, advertise or distribute and "Exploitation" and "Exploiting" shall have a corresponding meaning;

     (13) "FEEDBACK SYSTEM" means a computer program provided by System Builder Software to the Distributor for the recording of Customer complaints, suggestions and information about the operation of the Licensed Programs and to provide a mechanism for reporting of problems by End Users and Dealers to the Distributor and by the Distributor to System Builder Software by way of electronic means;

     (14) "INITIAL LICENSE FEES" means the initial license fees (net of Taxes) received by the Distributor from its Customers in respect of the simple use of Licensed Programs by Customers in accordance with Dealership Agreements or End User License Agreements;

     (15) "LICENSED PROGRAMS" means:

          (a) the computer programs specified in item 1 of Schedule 1 and any computer programs subsequently developed and distributed as released products by or on behalf of System Builder Software and after the Assignment or novation referred to in clause 21.3. Unidata, which are similar to or in substitution of any of the computer programs specified in Item 1 of Schedule 1 or which may have been developed using or incorporating the source code or any part of the source code of any of the computer programs specified in Item 1 of Schedule 1; and

          (b)  Enhancements.

          but excludes any computer program that is discontinued or withdrawn universally by System Builder Software in accordance with clause 13.12 provided however that if any computer program discontinued or withdrawn in accordance with clause 13.12 is subsequently reintroduced universally or in the Territory (whether modified, adapted or containing any additions, advancements, refinements, corrections or enhancements) then the reintroduced computer program will be deemed to be a Licensed Program for the purposes of this Agreement;

     (16) "LICENSE FEES" means the list of ALFs and Initial License Fees for the Licensed Programs set by System Builder Software as an indication of License Fees to be charged by the Distributor as set out in Schedule 4 and varied from time to time in accordance with clause 4.

     (17) "LIST PRICES" means the list of ALFs and Initial License Fees for the Licensed Programs set by System Builder Software as an indication of License Fees to be charged by the Distributor as set out in Schedule 4 and varied from time to time in accordance with clause 4.

     (18) "MASTERPACK COMPANIES" means McNamee Sutton & Partners Pty Ltd ACN 003 814 999, MP Tech UK, MP Tech USA, MasterPack International (a British Virgin Island company), MasterPack Systems Pty Limited ACN 003 350 445, McNamee Sutton & Partners (Victoria) Pty Ltd ACN 007 247 369 and any other related bodies corporate (as defined in Section 50 of the Corporations Law) or associates (as defined in Division 2 of Part 1.2 of the Corporations
          Law) of any of those companies.

     (19) "MINIMUM PAYMENT" means a sum representing the minimum Initial License Fees to be paid by the Distributor to System Builder Software for Licensed Programs ordered during any one year in accordance with clause 6;

     (20) "QUARTER" means the 3 month periods ending 31 March, 30 June, 30 September and 31 December in any year;

     (21) "TAXES" means all taxes, duties, fees or other government charges, levies or imposts which may be imposed on or in respect of the Licensed Programs which are payable by the Distributor pursuant to clause 8.3 with the exception of:

          (a) withholding tax and sales tax which are payable by System Builder Software in accordance with Clauses 8.3 and 5.5 respectively; and

          (b) any other taxes, duties, fees or other government charges, levies or imposts which are specifically incorporated into the List Prices from time to time.

     (22) "TERRITORY" means Australia, New Zealand, Asia and the Pacific Islands provided however that upon the entering into of the agreement contemplated by clause 21.3(5) the Territory shall be Australia and New Zealand only;

     (23) "TRADE MARK" means the trade marks, trade names and logos listed in
          Item 2 of Schedule 1; and

     (24) "UNIDATA" means Unidata Inc. of Denver Colorado, USA.

1.2  INTERPRETATION

     (1)  Reference to:

          (a) the singular includes the plural and the plural includes the singular;

          (b) a party includes the party's executors, administrators, successors and permitted assigns; and

          (c) a month, quarter or year shall mean a calendar month, quarter or year.

     (2) All monetary amounts are in Australian dollars, unless otherwise stated.

     (3) If an act must be done on a specified day which is not a business day, the act must be done instead on the next business day.

     (4) Although the Distributor is liable to pay System Builder Software a percentage of all License Fees received by it, for the purposes of calculating the License Fees payable by the Distributor during the currency of this Agreement, payments will be based on License Fees charged by the Distributor for each Quarter less credit notes issued to Customers during the Quarter and bad debts written off during the Quarter plus License Fees received during the Quarter that were previously written off as bad debts. Notwithstanding the fact that the payments are calculated in this manner, these payments are not intended to be, nor should they be deemed or otherwise construed to be, royalties and the payment of License Fees does not convey any property rights in the Licensed Programs but simply the right to Exploit the Licensed Programs in accordance with this Agreement.

2.   SCOPE OF AGREEMENT

2.1 System Builder Software grants the Distributor the sole and exclusive right and license to:

     (1) exploit the Licensed Programs in the Territory in accordance with the terms and conditions of this Agreement;

     (2) appoint Dealers in any part of the Territory to Exploit the Licensed Programs pursuant to a Dealership Agreement; and

     (3) permit the simple use of the Licensed Programs by any End User within the Territory pursuant to an End User License Agreement.

2.2 System Builder Software grants the Distributor permission to use the Trade Mark in the Territory in connection with the marketing, sale and distribution of the Licensed Programs and the Associated Documentation in accordance with the terms and conditions of this Agreement.

3.   DURATION AND TERMINATION

3.1 Subject to clause 2.2, this Agreement shall continue for a period of 25 years from the Commencement Date unless terminated earlier by either party in accordance with this Agreement.

3.2 Without limiting the generality of any other clause in this Agreement, System Builder Software may terminate this Agreement immediately by notice in writing if:

     (1) any payment due from the Distributor to System Builder Software pursuant to this Agreement remains unpaid after 30 days written notice by System Builder Software to make such payment provided that if the Distributor fails to make more than 3 payments on their due dates in any 2 consecutive calendar years, System Builder Software shall be entitled to terminate that Agreement without notice;

     (2) the Distributor breaches any material clause of the Agreement and such breach is not remedied within 30 days of written notice by System Builder Software to remedy such breach provided that if the Distributor breaches this Agreement more than 3 times in any calendar year, System Builder Software shall be entitled to terminate this Agreement without notice;

     (3) the Distributor disposes of the Licensed Programs other than as authorized under this Agreement;

     (4) the Distributor becomes, threatens or resolves to become or is in jeopardy of becoming subject to any form of insolvency administration; or

     (5) a change occurs in more than fifty percent ownership of the Distributor from that as at the Commencement Date (other than as a consequence of a listing on a recognized stock exchange in Australia or elsewhere or in the context of a reconstruction or amalgamation of any of the MasterPack Companies), without the written consent of System Builder Software, such consent not to be withheld unless a new shareholder of the Distributor is a competitor of System Builder Software.

4.   LIST PRICES

4.1 At the Commencement Date the List Prices shall be as set out in Schedule 4 to this Agreement.

4.2 From time to time, the Distributor may request in writing a variation to the List Prices providing details of its suggested variation.

4.3 Upon receipt of a request to vary the List Prices, System Builder Software shall acknowledge the request in writing and System Builder Software and the Distributor shall use all reasonable endeavors to reach agreement on the List Prices. However, if after 30 days from receipt by System Builder Software of such request the parties have not reached an agreement either party may then submit the dispute to expert determination. The determination must be conducted by an independent expert appointed by System Builder Software and the Distributor, or if they fail to make an appointment, appointed by the Chairman for the time being of the Australian Computer Society Inc., New South Wales Branch. To assist the expert to reach a decision, he must have regard to the following matters:

     (1)  the determination must be conducted in an informal and speedy manner;

     (2) the license fees charged by System Builder Software to its customers outside of the Territory for the Licensed Programs or programs similar to the Licensed Programs; and

     (3) the license fees charged by other companies for similar products both within the Territory and outside the Territory.

5.   ORDERS, DELIVERY AND RISK

5.1 The parties record that System Builder Software has provided on consignment to the Distributor a stock of the Licensed Programs.

5.2 From time to time and at least once a month within 7 days of the expiration of each calendar month, the Distributor shall place an order with System Builder Software:

     (a)  in writing on the Distributor's usual form; and

     (b) specifying details of Licensed Programs sold since the last order and the names and where available the addresses of the Customers.

5.3 Subject to clause 5.4 System Builder Software shall within 14 days of receipt of an order arrange for delivery thereof.

5.4 If System Builder Software notifies the Distributor within 14 days of receiving an order that it is unable to fulfil the order the Distributor shall be entitled on System Builder Software's behalf and at System Builder Software's cost to have the Licensed Programs copied by a third party. The copying of a Licensed Program pursuant to this sub-clause does not:

     (1) relieve the Distributor from any of its obligations under this Agreement, including the obligation to pay System Builder Software a proportion of the License Fees in accordance with clause 7;

     (2)  confer on the Distributor the right to manufacture Licensed Programs;

     (3) detract from any other clause in this Agreement including clause 14.1; and

     (4) transfer ownership in the Licensed Programs to the Distributor or to anyone else.

5.5 Subject to clause 5.7, System Builder Software shall deliver the Licensed Programs to the offices of the Distributor and risk in the Licensed Programs shall pass upon delivery and insurance, loss or damage to the Licensed Programs following delivery shall be the responsibility of the Distributor. System Builder Software shall be responsible for costs of insurance, freight and any sales tax (which shall be prepaid by System Builder Software) in respect of Licensed Programs delivered.

5.6 System Builder Software accepts no responsibility for late delivery of any order and, in particular, accepts no responsibility for any transaction jeopardized as a result of late delivery.

5.7 Notwithstanding that risk in the Licensed Programs shall pass to the Distributor in accordance with clause 5.5, title in the Licensed Programs shall always remain with System Builder Software and the Distributor shall, at the direction of System Builder Software, store the Licensed Programs so as to indicate that they are the Licensed Programs of System Builder Software and the Distributor shall hold the Licensed Programs as bailee thereof only subject nevertheless to its right to Exploit the Licensed Programs in the ordinary course of business in accordance with this Agreement on the basis that a proportion of any monies received as a result of such Exploitation that is due by the Distributor to System Builder Software for the Licensed Programs ordered pursuant to this clause shall be held by the Distributor for the benefit of System Builder Software.

6.   MINIMUM PAYMENT REQUIREMENT

6.1 During the first year of this Agreement, the Minimum Payment shall be $200,000.00.

6.2 At the expiration of each year of this Agreement, the Minimum Payment for the next following year of this Agreement shall be determined in accordance with the following formula:

                      N = A x B
                          -----
                            C

         where N is the Minimum Payment for the next following year of this Agreement.

               A    is the Minimum Payment for the first year of this Agreement.

               B is the CPI index figure last published prior to the commencement of the next following year of this Agreement.

               C CPI index figure last published prior to the commencement of this Agreement.

6.3 If at the end of any year the Distributor has failed to achieve the Minimum Payment, the Distributor shall pay System Builder Software the Minimum Payment less the total amount of Initial License Fees paid by the Distributor to System Builder Software during the year pursuant to clause 7.

6.4 Within 30 days after the expiration of such calendar year System Builder Software shall by notice in writing to the Distributor confirm details of any amount payable by the Distributor under clause 6.3 and the Distributor shall pay such amount to System Builder Software within 14 days of receipt of the notice.

6.5 From time to time, System Builder Software and the Distributor shall review the method of determining the Minimum Payment requirement and may vary same by mutual agreement.

7.   LICENSE FEES

7.1  The Distributor shall use its best endeavors to charge:

     (1)  Initial License Fees to all Customers having regard to the List
          Prices;

     (2)  ALFs to all Customers having regard to the List Prices; and

     (3)  fees for Enhancements.

     subject to commercial prudence and reality.

7.2 The Distributor shall be obliged, subject to commercial prudence and reality, to charge the highest amount possible for License Fees.

7.3 The Distributor shall within 21 days of the end of each Quarter provide a Quarterly report to System Builder Software containing the following information relating to Customers:

     (1) name and address of all Customers that have placed orders for the Licensed Programs during the Quarter;

     (2) description of the Licensed Programs ordered by each Customer during the Quarter;

     (3) number of users permitted in respect of the Licensed Programs ordered by each Customer during the Quarter; and

     (4) details of all License Fees charged to Customers during the Quarter, credit notes issued to Customers during the Quarter, bad debts written off during the Quarter and License fees received during the Quarter that were previously written off as bad debts.

7.4 Within 7 days of the end of each Quarter, the Distributor shall pay to System Builder Software a sum equivalent to:

     (1) forty percent (40%) of all Initial License Fees and of any other fees received as Initial License Fees under clause 7.5 for that Quarter; plus

     (2) thirty percent (30%) of all ALFs and of any other fees received as ALFs under clause 7.5 for that Quarter; plus

     (3) forty percent (40%) of all fees for Enhancements received as fees for Enhancements under clause 7.5 for that Quarter, which are not ALFs.

7.5 If during the currency of this Agreement any computer programs referred to in clause 1.1(15)(a) and any Enhancements of the Licensed Programs are distributed as released products whether as alpha, beta or general releases, System Builder Software shall make such computer programs and Enhancements available to the distributor. The Distributor shall be entitled but not obliged to provide such computer programs and Enhancements as become generally available free of charge to those Customers from whom the Distributor has received ALFs and the Distributor shall charge all other Customers a fee for all such computer programs and the Enhancements, subject to commercial prudence and reality.

8.   PAYMENT

8.1 If the Distributor fails to make any payment due under this Agreement on the due date for payment, without prejudice to any right of System Builder Software to terminate the Agreement, the Distributor may pay to System Builder Software interest at the Default rate on that amount, calculated and payable daily, computed from the due date until the amount is paid in full.

8.2 The Default rate is (x + 2) per cent per annum where x is the interest rate quoted by Westpac Banking Corporation ("Bank") as its Westpac Indicator Lending Rate ("Published Rate") or, should there cease to be a Published Rate, the rate which the Bank designates as being an appropriate substitute for the Published Rate ("Substitute Rate"). A certificate signed by a manager or other officer of the Bank stating the Published Rate or the Substitute Rate at a particular date is conclusive evidence of the rate at the particular date.

8.3 The Distributor shall be responsible for the payment of all Taxes (excluding withholding tax). To the extent permissible by law the Taxes shall be paid by the Distributor immediately they become due and in any event, not later than 30 days after notice in writing by System Builder Software requiring such payment.

8.4 System Builder Software indemnifies and continues to indemnify the Distributor against any withholding tax which may be imposed on or in respect of payments to be made pursuant to clause 7.4 and the Distributor indemnifies and continues to indemnify System Builder Software against any liability for Taxes.

9.   TRAINING AND TECHNICAL INFORMATION

9.1 System Builder Software shall provide the Distributor or its employees with such training in the use of the Licensed Programs as System Builder Software considers necessary to enable the Distributor to market the Licensed Programs and if requested by the Distributor, shall provide additional training for which the Distributor shall pay an additional charge.

9.2 System Builder Software does not warrant that training or information provided pursuant to this clause is sufficient to enable the Distributor or its personnel to adequately respond to all queries or concerns raised by a Customer. The Distributor acknowledges its responsibility to specify to System Builder Software from time to time precise queries and concerns for consideration and response by System Builder Software.

9.3 System Builder Software shall provide the Distributor from time to time with current information regarding the use, operation, modification, enhancement, or other technical information affecting the Licensed Programs and also provide all modifications, changes or amendments to the Associated Documentation as they become available from time to time.

10.  STATUS OF DISTRIBUTOR

10.1 The Distributor is not a partner or agent of System Builder Software and does not have the power or authority, directly or indirectly or through its servants and agents, to bind System Builder Software to any agreement with a Customer or other third party or otherwise to contract, negotiate or enter into a binding relationship for or on behalf of System Builder Software, except as provided by this Agreement.

10.2 The Distributor shall observe fiduciary obligations to System Builder Software in relation to:

     (1) all property of System Builder Software in the Distributor's possession;

     (2)  all moneys owing by the Distributor to System Builder Software; and

     (3)  all confidential matters referred to in clause 16.

11.  DISTRIBUTION

11.1 The Distributor shall not use or enjoy the Licensed Programs other than for the purpose of:

     (1) Exploiting the Licensed Programs in the Territory in accordance with the terms and conditions of this Agreement;

     (2) appointing Dealers in any part of the Territory in accordance with the terms and conditions of this Agreement;

     (3) permitting use of the Licensed Programs by any Customer within the Territory pursuant to an End User License Agreement;

     (4)  demonstration and training by the Distributor; and

     (5)  its own internal operations.

11.2 This Distributor shall not distribute the Licensed Programs to any person or install the Licensed Programs on any person's premises unless the person is bound by the terms and conditions of an End User License Agreement. For the purposes of any shrinkwrap or on-line license of the Licensed Programs, the Distributor will have discharged its duty under this clause if the Distributor makes available the shrinkwrap or on-line license (as the case may be) to the End User in the form that the Licensed Program is supplied to the Distributor by System Builder Software.

11.3 Where the Licensed Programs supplied by System Builder Software are subject to a shrinkwrap or on-line license agreement containing the terms and conditions of the End User License Agreement, the Distributor shall not tamper with or authorize or permit the tampering with such shrinkwrap or on-line license or do anything which may detract from the legal enforceability of the shrinkwrap or on-line license.

11.4 Where the Distributor makes copies of the Licensed Programs pursuant to clause 5.4, the Distributor must ensure that any copies distributed by the Distributor incorporate a shrinkwrap or on-line license containing the terms and conditions of the End User License Agreement.

12.  DISTRIBUTOR'S OBLIGATIONS

12.1 The Distributor shall:

     (1) use its best endeavors to actively promote and market the Licensed Programs in the Territory so as to:

          (a)  maximize orders of the Licensed Programs pursuant to clause 5;

          (b)  maximize License Fees pursuant to clause 7;

          (c)  create demand for the Licensed Programs; and

          (d)  obtain as many Customers as possible.

          Such promotion shall be at the Distributor's own expense;

     (2) report back to System Builder Software on a regular basis (at least once every 6 months) on its promotional activities referred to in clause 12.1(1);

     (3) ensure all copies of the Licensed Programs in its possession or control retain such copyright notice as is furnished by System Builder Software from time to time;

     (4) not engage, directly or indirectly, without the written consent of System Builder Software, in any Exploitation of any other computer programs which:

          (a) have a functionality the same as or similar to the Licensed Programs; or

          (b)  which are the same or similar to the Licensed Programs; and

          (c)  which compete with the Licensed Programs.

          PROVIDED HOWEVER that this clause 12.1(4) does not preclude the Distributor from Exploiting computer programs together or in conjunction with any other computer programs as part of a bona fide application package designed to perform a specific task or type of work even if the Exploitation of any of these computer programs on their own would be prohibited under this clause 12.1(4);

     (5) refer to System Builder Software any information which may affect or assist in the licensing or marketing of the Licensed Programs;

     (6)  generally act diligently as a distributor of the Licensed Programs;

     (7) act in good faith towards System Builder Software and use its best endeavors to give System Builder Software such assistance and co-operation as System Builder Software reasonably requires;

     (8)  promptly forward to System Builder Software copies of all:

          (a) End User License Agreements entered into by the Distributor during the currency of this Agreement;

          (b) Dealership Agreements entered into by the Distributor during the currency of this Agreement; and

          (c) agreements relating to License Fees entered into by the Distributor during the currency of this Agreement;

     (9) maintain detailed records of the matters referred to in clause 7.3, transactions, inquires, complaints and suggested improvements related to the Licensed Programs. Such records shall be available for inspection by System Builder Software or its duly authorized representatives at all times on 24 hours' notice by System Builder Software and copies of such records shall be forwarded to System Builder Software each Quarter;

     (10) refer to System Builder Software all enquiries relating to the Exploitation of the Licensed Programs outside the Territory;

     (11) not materially vary the terms and conditions of an existing or new Dealership Agreement or End User License Agreement from those terms and conditions contained in Schedules 2 and 3 or Associated Documentation without the written consent of System Builder Software, which consent shall not be unreasonably withheld;

     (12) maintain records in accordance with the Feedback System and give System Builder Software access to such records; and

     (13) not decompile or reverse compile or otherwise reduce the software to a humanly perceivable form or in any other way derive, from System Builder Software's software, any source code (that is, the Distributor does not have the right to use the copyright in the Licensed Programs).

12.2 The Distributor shall provide the first line of support necessary to solve any problems in the Licensed Programs, including but not limited to, having properly trained personnel available to handle Customer queries and to provide telephone support. If a problem in the Licensed Programs arises that is either too technical or too difficult for properly trained personnel of the Distributor to handle, or if the problem requires access to the source code of System Builder Software in order to solve the problem, or if the problem is of such a nature that only the developer of the Licensed Program would be able to solve the problem, then the Distributor may refer this problem to System Builder Software in accordance with clause 13.8.

13.  SYSTEM BUILDER SOFTWARE'S OBLIGATIONS

13.1 System Builder Software shall act in good faith towards the Distributor and use its best endeavors to give the Distributor such assistance and co-operation as the Distributor reasonably requires.

13.2 System Builder Software warrants to the Distributor that the Licensed Programs will conform to the Associated Documentation delivered to the Distributor with the Licensed Programs in accordance with the warranty contained in the Associated Documentation.

13.3 System Builder Software makes no warranty expressed or implied that the Licensed Programs are suitable for a particular purpose whether such purpose was made known to System Builder Software or the Distributor or nor, or that the operation of the Licensed Programs will not be interrupted or will be error free or that all errors of the Licensed Programs will be corrected.

13.4 System Builder Software warrants that to the best of its knowledge and belief the rights granted in this Agreement to or in relation to System Builder Software's intellectual property do not infringe the intellectual property rights of any third party.

13.5 Other than as disclosed in clause 13.14, System Builder Software warrants that:

     (1) no proceedings have been instituted by any third party against System Builder Software for the infringement of that party's intellectual property rights by System Builder Software's intellectual property; and

     (2) no proceedings have been instituted by any third party against System Builder Software seeking to challenge the validity of System Builder Software's intellectual property.

13.6 System Builder Software has no obligation to lend or give access to its source code to the Distributor.

13.7 System Builder Software shall provide the Feedback System free of charge to the Distributor. If the Distributor requires special assistance or specific programming work then such special assistance or specific programming work will not be covered by this Agreement and the Distributor and System Builder Software will be required to enter into a separate agreement.

13.8 System Builder Software shall provide a last line of support for the Licensed Programs, including but not limited to, the support necessary to fix, or provide work arounds for, bugs in the Licensed Programs, provided that if, for any reason, System Builder Software is unable to fix, or provide such work arounds for, bugs, System Builder Software's sole liability shall be to accept the return of the Licensed Program concerned in return for a refund of the License Fees.

13.9 System Builder Software shall provide the Distributor with original artwork for any marketing and promotional material produced from time to time by System Builder Software in respect to the Licensed Programs. The Distributor shall be entitled to make copies of such marketing and promotional material from the original artwork provided always that the Distributor shall not make any variations or amendments to the material without the prior consent in writing of System Builder Software, such consent not to be unreasonably withheld.

13.10 From the Commencement Date, System Builder Software shall ensure that all marketing and promotional material produced by System Builder Software in respect of the Licensed Programs that refers to the international distributors of the Licensed Programs shall refer to the Distributor and shall provide the address and contact details of the Distributor.

13.11 Subject to obtaining the prior consent in writing of System Builder Software (such consent not to be unreasonably withheld), the Distributor can produce its own artwork for marketing and promotional material in respect of the Licensed Programs and in doing so the Distributor must ensure that all such artwork incorporates the copyright notice furnished by System Builder Software from time to time.

13.12 System Builder Software shall give at least 12 months prior written notice to the Distributor of its intention to discontinue or withdraw any of the Licensed Programs.

13.13 System Builder Software must not itself nor, subject to relevant local laws in countries outside the Territory, knowingly permit or allow distributors of the Licensed Programs outside the Territory to license or distribute the Licensed Programs inside the Territory.

13.14 The Distributor acknowledges that Pixel Ltd of the UK has alleged that the System Builder group of companies has copied a source code of Pixel Ltd and/or infringed copyright of Pixel Ltd in SB+ and Termulator and that as at the Commencement Date no proceedings have been instituted by Pixel Ltd against any of the System Builder group of companies. System Builder Software will oppose or defend any claim made or brought by Pixel Ltd as aforesaid or will procure that the relevant company in the System Builder group of companies will oppose or defend such claim at the expense of System Builder Software or the relevant company in the System Builder group and the provisions of clause 15.1(1)(d) will apply.

13.15 System Builder Software may not materially vary the terms and conditions of the End User License Agreement without the written consent of the Distributor, which consent shall not be unreasonably withheld.

14.    INTELLECTUAL PROPERTY, COPYING, ALTERATION AND MODIFICATION

14.1 All industrial and intellectual property rights (including copyright) in the Licensed Programs and the Associated Documentation remain with System Builder Software.

14.2 Subject to clause 5.4 the Distributor and its Customers shall not copy or alter or modify or adapt or in any other way interfere with the Licensed Programs or Associated Documentation.

14.3 Any such copying, alteration, modification or other interference to which System Builder Software consents in writing shall be subject to such terms and conditions as System Builder Software may impose.

14.4 Without limiting the foregoing, title in any Enhancements to the Licensed Programs and the Associated Documentation shall immediately vest in System Builder Software.

15.  INDEMNITIES

15.1 System Builder Software Indemnities

     (1)  Infringement of Third Party Intellectual Property

          (a) Subject to clause 15.1(3), System Builder Software indemnifies and continues to indemnify the Distributor against any loss, damage, costs (on a solicitor and own client basis), expenses, demands and liability, whether direct or indirect arising out of a claim by a third party against the Distributor alleging the Distributor's, a Dealer's or an End User's use of any of the Licensed Programs infringes any intellectual or industrial property rights of that third party.

          (b) The Distributor must notify System Builder Software as soon as practicable in writing of any demand, action, arbitration or other proceeding (including any mediation or appeal) brought or threatened to be brought against the Distributor covered by the indemnity in clause 15.1(1)(a).

          (c) System Builder Software shall upon receipt of a notice pursuant to clause 15.1(1)(b) at its expense conduct the defense of a claim alleging such infringement.

          (d) System Builder Software is to have the sole control of any defense of the claim or any such action and all negotiations for its settlement or compromise.

     (2)  Breach of Warranty or Representation of System Builder Software

          (a) Subject to clause 15.1(3), System Builder Software indemnifies and continues to indemnify the Distributor against any loss, damage, costs (on a solicitor and own client basis), expenses, demands and liability, whether direct or indirect arising out of a claim by any End User against the Distributor for a breach by the Distributor of any warranty or representation contained in the End User License Agreement, or any Associated Documentation, marketing, promotional or other written material produced by System Builder Software and provided to the Distributor or produced by the Distributor with the written consent of System Builder Software.

          (b) The Distributor must notify System Builder Software as soon as practicable in writing of any demand, action, arbitration or other proceeding (including any mediation or appeal) brought or threatened to be brought against the Distributor covered by the indemnity in clause 15.1(2)(2) and upon receipt of such notice System Builder Software must, within 7 days, advise the Distributor in writing of its intention to defend such claim.

          (c) If System Builder Software advises the Distributor of its intention to defend a claim in accordance with clause 15.1(2)(b), the cost and expense of such defense must be paid for entirely by System Builder Software and System Builder Software will have the sole control of any such defense and all negotiations for its settlement or compromise.

          (d) If System Builder Software fails to notify the Distributor in writing of its intention to defend such claim or advises that it does not intend to defend such claim in accordance with clause 15.1(2)(b), System Builder Software must pay to the Distributor all liabilities and costs covered by the indemnity in clause 15.1(2)(a), whether or not the Distributor has paid or satisfied them.

     (3)  Exclusions from System Builder Software Indemnities

          The indemnities in clauses 15.1(1)(a) and 15.1(2)(a) do not extend to any claims arising from:

          (a) use of the Licensed Program by the Distributor or any of its Customers in a manner or for a purpose not reasonably contemplated by this Agreement;

          (b) modification of the Licensed Program by the Distributor or any of its Customers without the prior consent of System Builder Software;

          (c) any warranties or representations of the Distributor made without the prior written consent of System Builder Software;

          (d) any act or omission by the Distributor in breach of this Agreement; or

          (e) any act or omission by the Distributor in breach of any Dealership Agreement or End User License Agreement.

15.2 Distributors Indemnities

     (1) The Distributor indemnifies and continues to indemnify System Builder Software against any loss, damage, costs (on a solicitor and owns client basis), expenses, demands and liability, arising directly or indirectly as a result of or in connection with an event specified in clauses 15.1(3)(1) to 15.1(30(e) or any other breach or non-performance of any of the obligations of the Distributor under this Agreement whether express or implied.

     (2) System Builder Software must notify the Distributor as soon as practicable in writing of any demand, action, arbitration or other proceeding (including any mediation or appeal) brought or threatened to be brought against System Builder Software covered by the indemnity in clause 15.2(1) and upon receipt of such notice the Distributor must, within 7 days, advise System Builder Software in writing of its intention to defend such claim.

     (3) If the Distributor advises System Builder Software of its intention to defend a claim in accordance with clause 15.2(2), the cost and expense of such defense must be paid for entirely by the Distributor and the Distributor will have the sole control of any such defense and all negotiations for its settlement or compromise.

     (4) If the Distributor fails to notify System Builder Software in writing of its intention to defend such claim or advises that it does not intend to defend such claim in accordance with clause 15.2(2), the Distributor must pay to System Builder Software all liabilities and costs covered by the indemnity in clause 15.2(1), whether or not System Builder Software has paid or satisfied them.

16.  CONFIDENTIALITY

16.1 The Distributor acknowledges the confidential nature of, and System Builder Software's intellectual and industrial property rights in, the Licensed Programs and Associated Documentation.

16.2 The Distributor may only make use of such confidential information to the extent necessary to enable the Licenses Programs and Associated Documentation to be distributed or otherwise used in a manner contemplated by this Agreement.

16.3 The Distributor may only disclose such information to those of its employees by whom it is required to enable the Licensed Programs and Associated Documentation to be distributed or otherwise used in a manner contemplated by this Agreement.

16.4 The Distributor acknowledges that any discoveries, inventions, patents, designs or other rights arising directly or indirectly out of or in the performance of this Agreement are the property of System Builder Software.

16.5 The Distributor's obligations under this clause shall survive the termination of this Agreement.

17.  RESTRICTIVE COVENANT BY DESMOND MILLER

17.1 Subject to clause 17.2, Desmond Miller must not and must procure that any Controlled Entity does not without the written consent of System Builder Software (such consent not to be unreasonably withheld) either directly or indirectly at any time within the Territory during the term of this Agreement engage in any Exploitation of any other computer programs which:

     (1)  have a functionality the same as or similar to the Licensed Programs;
          or

     (2)  which are the same as or similar to the Licensed Programs;

     and

     (3)  which compete with the Licensed Programs.

17.2 Clause 17.1 does not preclude Desmond Miller from Exploiting computer programs together or in conjunction with any other computer program as part of a bona fide application package designed to perform a specific task or type of work even if the Exploitation of these computer programs on their own would be prohibited under clause 17.1.

17.3 In this clause 17 "Controlled Entity" means any company, trust, partnership or other body corporate or association ("Entity") in respect of which Desmond Miller or any of his associates (as that term is defined in Division 2 of Part 1.2 of the Corporations Law):

     (1) is the beneficial owner of more than 50% of the voting issued shares, units or other voting or participation interests in that Entity;

     (2) is entitled in the case of a company, to appoint or remove a majority of the directors to or from the board of directors of the company; or


     (3)  is entitled to or does exercise management control of the Entity.

17.4 Desmond Miller warrants that as at the Commencement Date he or Barbara Miller are the beneficial owner(s) of not less than 95% of the issued capital of the Distributor.

18.  INFRINGEMENT OF INTELLECTUAL PROPERTY OF SYSTEM BUILDER SOFTWARE

18.1 The Distributor must notify System Builder Software as soon as practicable in writing of any actual, suspected or anticipated infringement of System Builder Software's intellectual property that comes to the attention of the Distributor.

18.2 Upon receipt of any infringement notice pursuant to clause 18.1 System Builder Software shall take all steps necessary or expedient to stop such infringement and, if requested by System Builder Software, the Distributor must co-operate fully with System Builder Software in stopping any infringement, including (without limitation) becoming a party to any proceedings for infringement of the intellectual property of System Builder Software if requested by System Builder Software. The cost and expense of any such proceedings that may be instituted by System Builder Software must be paid for entirely by System Builder Software and System Builder Software is to have the sole control of any such proceedings and all negotiations for its settlement or compromise. System Builder Software indemnifies and continues to indemnify the Distributor against any costs (on a solicitor and own client basis) and expenses incurred by the Distributor in cooperating with System Builder Software or becoming a party to any proceedings. Any recovery from such infringement proceedings is the property of System Builder Software.

18.3 The Distributor may not at any time bring legal proceedings for and on behalf of System Builder Software with respect to any infringement of System Builder Software's intellectual property without the prior consent in writing of System Builder Software.

18.4 Subject to clause 13.13, if System Builder Software discovers that a distributor of the Licensed Programs outside the Territory ("Foreign Distributor"), whether itself or through a dealer appointed by such Foreign Distributor, has Exploited the Licensed Programs in the Territory, System Builder Software will within 30 days of receipt of a notice from the Distributor advising of such Exploitation, procure that the Foreign Distributor pays to the Distributor all license or other fees received by the Foreign Distributor in respect of such Licensed Programs Exploited in the Territory.

18.5 Subject to the Distributor being able to exploit the Licensed Programs as contemplated in clause 1.4 of Schedule 6, if the Distributor (or a Dealer appointed by the Distributor) Exploits the Licensed Programs outside the Territory, the Distributor will pay to the distributor of the Licensed Programs in the relevant country outside the Territory in which the Licensed Programs were Exploited all license or other fees received by the Distributor in respect of such Licensed Programs exploited outside the Territory within 30 days of receipt of a notice from System Builder Software or the said distributor.

19.  LIABILITY OF SYSTEM BUILDER SOFTWARE GENERALLY

19.1 All statutory or implied conditions and warranties are excluded to the extent permitted by law.

19.2 To the extent permitted by law, liability under any condition or warranty which cannot legally by excluded is limited at the option of System Builder Software to:

     (1)  in the case of goods:

          (a)  the replacement of the goods or the supply of equivalent goods;

          (b)  the repair of the goods;

          (c)  the payment of the cost of replacing the goods; or

          (d)  the payment of the cost of having the goods repaired; or

          (e) the refund of the proportion of License Fees received by System Builder Software from the Distributor pursuant to Clause 7.4; and

     (2)  in the case of services:

          (a)  supplying the services again; or

          (b)  paying the cost of having the services supplied again.

19.3 The Distributor warrants that it has not relied on any representation made by System Builder Software which has been stated expressly in this Agreement or in any descriptions or illustrations or specifications contained in any Associated Documentation.

20.  RIGHTS UPON TERMINATION

20.1 Termination of this Agreement pursuant to clause 3 does not affect any claim either party may have against the other under this Agreement at the date of termination.

20.2 If notice is given to the Distributor pursuant to clause 3, System Builder Software may, in addition to termination the Agreement:

     (1) repossess any copies of the Licensed Programs in the possession, custody or control of the Distributor;

     (2) repossess any copies of the Associated Documentation in the possession, custody or control of the Distributor;

     (3) be deemed agent of the Distributor for the purposes of recovering outstanding License Fees and other charges due in relation to the Licensed Programs.

     (4)  retain any moneys paid;

     (5) be regarded as discharged from any further obligations under this Agreement; and

     (6)  pursue any additional or alternative remedies provided by law.

20.3 Upon expiry of this Agreement or in the event of termination of this Agreement, the Distributor shall:

     (1) forthwith cease to use the Licensed Programs other than for the Distributor's own internal operations, provided that such own use be subject to an End User license Agreement and payment of License Fees;

     (2) forthwith return to System Builder Software all stationery and signs bearing the Trade Mark then in its possession;

     (3) cease to use or supply the Licensed Programs, Associated Documentation and all material of whatever nature, the copyright of which is vested in System Builder Software or where the continued use thereof would in any way infringe the copyright of System Builder Software;

     (4) immediately discontinue the use of the Trade Mark or any other matter or materials indicative of being a distributor of System Builder Software;

     (5)  not any time thereafter:

          (a) make any use of the Licensed Programs other than for the Distributor's own internal operations, provided that such own use be subject to an End User License Agreement and payment of License Fees;

          (b)  make any use of the Trade Mark; or

          (c)  purport to be a distributor or otherwise of System Builder
               Software;

     (6) forthwith pay to System Builder Software all monies owing to System Builder Software as at the date of termination or expiration, as the case may be, including, without limiting the generality of the foregoing, all amounts owing on orders placed on account of License Fees and any interest thereon;

     (7) if so required in writing by System Builder Software, assign its rights under any Dealership Agreements and Ed User Agreements; and

     (8) forthwith return to System Builder Software all consignment stock of Licensed Program, all Associated Documentation and all other property belonging to System Builder Software, all material referred to in clause 20.3(3) and anything else that is in the possession of the Distributor pursuant to this Agreement.

21.  ASSIGNMENT

21.1 Except as provided in clause 11, the benefit of this Agreement shall not e dealt with in any way by the Distributor (whether by assignment or otherwise) without System Builder Software's prior written consent. This will not prevent the Distributor from assigning or transferring this Agreement (without the consent of System Builder Software) in the context of carrying out a bona fide corporate reconstruction or listing on a recognized stock exchange in Australia or elsewhere.

21.2 The Distributor acknowledges that System Builder Software may assign the right to receive License Fees to an Australian subsidiary. Upon notice of such assignment to the Distributor, it shall pay all amounts payable under this Agreement to the assignee.

21.3 The Distributor acknowledges that System Building Software intends either to assign the benefits of this Agreement to Unidata and for Unidata to assume the obligations of System Builder Software under this Agreement ("Assignment") or to novate this Agreement to Unidata on the following basis:

     (1) System Builder Software will procure that Unidata will agree to be bound in writing to the Distributor by the terms and conditions of this Agreement as if it were a party to this Agreement;

     (2) the Distributor hereby agrees to an Assignment or a novation of the Agreement in accordance with the provisions of this clause;

     (3) the Distributor will be deemed to have released System Builder Software from all of its obligations and liabilities under this Agreement as at the date of the Assignment or novation;

     (4) the Distributor will cooperate with System Builder Software and Unidata and provide all information, execute all documents and perform all other acts which System Builder Software reasonably requires to assist with such Assignment or novation;

     (5) System Builder Software shall procure that Unidata executes all documents and perform all other acts necessary or desirable to give effect to such an Assignment or novation, including (without limitation) incorporation the terms and conditions of the covenant set out in Schedule 6 into the Assignment or novation and System Builder Software undertakes to ensure that Unidata is bound to and obliged to comply with the terms and conditions set out in Schedule 6;

     (6) System Builder Software will procure that Unidata will agree to pay directly to the Distributor amounts equivalent to the sixty percent (60%) of the license or other fees which System Builder Software would have continued to pay to the Distributor pursuant to clause 22.1 but for such Assignment or novation; and

     (7) all stamp duty and the reasonable legal fees and expenses incurred by the Distributor in documenting and signing the Assignment or novation will be paid for by System Builder Software.

22.  UNIDESKTOP

22.1 Subject to clause 21,3(6), System Builder Software agrees to pay the Distributor sixty percent (60%) of all license or other fees received by System Builder Software from Unidata in respect of the Exploitation of the computer software product known as Unidesktop as defined in the agreement entered into between System Builder Holdings Limited, thereafter System Builder Software and Unidata in the Territory within 14 days of receipt.

22.2 System Builder Software will procure that Unidata agree in writing to provide a Quarterly report within 21 days of the end of each Quarter to the Distributor containing the following information:

     (1) name and address of all customers of Unidata that have placed orders for Unidesktop in the Territory during the Quarter;

     (2) number of user permitted in respect of Unidesktop ordered by each customer of Unidata in the Territory during the Quarter; and

     (3) details of all license and other fees received by Unidata for the Exploitation of Unidesktop in the Territory during the Quarter.

23.  NOTICES

23.1 Notices under this Agreement may be delivered by hand, by mail or by facsimile to the addresses specified in Schedule 5.

23.2 Notice will be deemed given:

     (1)  in the case of hand delivery, upon delivery;

     (2) in the case of posting, 3 days after despatch if in Australia and 5 days if overseas;

     (3)  in the case of facsimile, upon completion of transmission.

24.  VARIATION

24.1 An amendment or variation of this Agreement is not effective unless it is in writing an designed by the parties.

25.  ENTIRE UNDERSTANDING

25.1 This Agreement:

     (1) contains the entire agreement and understanding between the parties on everything connected with the subject matter of this Agreement; and

     (2) supersedes any prior agreement or understanding on anything connected with that subject matter.

25.2 Each party has entered into this Agreement without relying on any representation by any other party or any person purporting to represent that party.

26.  GOVERNING LAW AND JURISDICTION

26.1 This Agreement will be governed by and construed according to the law of the State of New South Wales.

26.2 The parties submit to the non-exclusive jurisdiction of the courts of the State of New South Wales and the Federal Court of Australia.

27.  COSTS AND DISBURSEMENTS

27.1 Each party must pay its own costs and disbursements connected with the negotiation, preparation and execution of this Agreement.

27.2 The Distributor must pay all stamp duty and other government imposes payable in connection with this Agreement and, subject to clause 21.3(8), all other documents and matters referred to in this Agreement when due or earlier if requested in writing by System Builder Software.


EXECUTED as an Agreement.

Signed for and on behalf of            )
SYSTEM BUILDER SOFTWARE LIMITED        )
by NEILL MILLER                        )
in the presence of:                    )


/s/ Katherine Miller                           /s/ Neill Miller
-------------------------------------          ---------------------------------
Signature of Witness                           Signature of Neill Miller



Katherine Miller
-------------------------------------
Name of Witness (BLOCK LETTERS)



10A Dalley Ave., Vancluse 2030
-------------------------------------
Address of Witness

Signed for and on behalf of            )
S B TECH PTY LIMITED                   )
by DESMOND MILLER                      )
in the presence of:                    )


/s/ Katherine Miller                           /s/ Desmond Miller
-------------------------------------          ---------------------------------
Signature of Witness                           Signature of Desmond Miller



Katherine Miller
-------------------------------------
Name of Witness (BLOCK LETTERS)



10A Dalley Ave., Vancluse 2030
-------------------------------------
Address of Witness



SIGNED by DESMOND MILLER               )
in respect of clause 17 only           )
in the presence of:                    )


/s/ Katherine Miller                           /s/ Desmond Miller
-------------------------------------          ---------------------------------
Signature of Witness                           Signature of Desmond Miller



Katherine Miller
-------------------------------------
Name of Witness (BLOCK LETTERS)



10A Dalley Avenue, Vancluse 2030
-------------------------------------
Address of Witness